Exhibit 99.1 Press Release Basic Energy Services Announces Extensions Of Forbearance Agreement And Waivers To Continue Deleveraging Negotiations With Secured Lenders And Unsecured Bondholders FORT WORTH, Texas, Sept. 28, 2016 /PRNewswire/ -- Basic Energy Services, Inc. (NYSE: BAS) ("Basic" or the "Company") and certain subsidiaries today announced that the Company, its secured term loan lenders and secured asset-based revolver lenders (collectively, the "Secured Lenders"), and certain of its unsecured bondholders have taken steps to enable the continuation of negotiations regarding a deleveraging transaction. On September 14, 2016, the Company entered into a forbearance agreement with over 81% of the holders of the 7.75% senior notes due 2019 (the "2019 Notes") with respect to the previously announced 30-day grace period related to an $18.4 million payment of interest under the 2019 Notes. Under the forbearance agreement, the unsecured noteholders agreed to forbear from exercising their rights and remedies, including the right to accelerate any indebtedness, through September 28, 2016 in connection with the interest payment default (the "Forbearance Period"). Additionally, the Company's Secured Lenders agreed to provide temporary waivers of certain existing and future defaults under the Term Loan and ABL Facility related, in part, to the missed interest payment. During the Forbearance Period, the Company and its creditors have continued to make progress in their negotiations regarding a deleveraging transaction. To provide the Company with additional time to continue and conclude these discussions, the Company has reached an agreement with over 81% of the holders of the 2019 Notes to extend the Forbearance Period through October 16, 2016 (the "Extension Period"). The Company's Secured Lenders have also agreed to provide extensions of their respective temporary waivers through the Extension Period. Roe Patterson, Basic's President and Chief Executive Officer, reiterated, "We look forward to continuing our restructuring discussions with our Secured Lenders and unsecured bondholders during the Extension Period, and I am grateful to our creditors for their continued support and cooperation. The extension of the forbearance and temporary waivers will provide the time we need to accomplish a mutually acceptable financial restructuring plan that provides Basic with a sustainable capital structure that supports the Company's long-term business plan and results in long-term value generation for the benefit of our employees, customers, vendors, and all other stakeholders." The Company continues to have ample liquidity to continue efficient and uninterrupted operations in the ordinary course and meet all of its obligations to suppliers, customers, and employees. About Basic Energy Services Basic Energy Services provides well site services essential to maintaining production from the oil and gas wells within its operating area. The Company employs more than 3,400 employees in more than 100 service points throughout the major oil and gas producing regions inTexas, Louisiana, Oklahoma, New

Mexico, Arkansas, Kansas, and the Rocky Mountain and Appalachian regions. Additional information on Basic Energy Services is available on the Company's website at www.basicenergyservices.com. Safe Harbor Statement This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the status of the negotiations and our liquidity. Basic has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including (i) changes in demand for our services and any related material impact on our pricing and utilizations rates, (ii) Basic's ability to execute, manage and integrate acquisitions successfully, (iii) changes in our expenses, including labor or fuel costs and financing costs, (iv) continued volatility of oil or natural gas prices, and any related changes in expenditures by our customers, (v) competition within our industry, (vi) Basic's ability to comply with its financial and other covenants and metrics in its debt agreements, as well as any cross- default provisions, and (vii) the course of our negotiations with our creditors. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of Basic's Form 10-K for the year ended December 31, 2015and subsequent Form 10-Qs filed with the SEC. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that anticipated future results will be achieved. Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise. Contacts: Alan Krenek, Chief Financial Officer Basic Energy Services, Inc. 817-334-4100 Jack Lascar Dennard ▪ Lascar Associates 713-529-6600 To view the original version on PR Newswire, visit:http://www.prnewswire.com/news-releases/basic- energy-services-announces-extensions-of-forbearance-agreement-and-waivers-to-continue-deleveraging- negotiations-with-secured-lenders-and-unsecured-bondholders-300336232.html